Exhibit 99.1
FCB Financial Holdings, Inc. Reports Fourth Quarter 2017 Financial Results
Weston, Fla. - FCB Financial Holdings, Inc. (NYSE:FCB) (the "Company") today reported fourth quarter 2017 net income of $19.0 million, or $0.41 per share on a fully diluted basis, and adjusted net income of $35.3 million, or $0.76 per share on a fully diluted basis. Net income declined $8.9 million year-over-year primarily due to a $14.3 million one-time revaluation of the Company's deferred tax position following the prospective federal corporate tax rate reduction as a result of the Tax Cuts and Jobs Act (the "TCJA"). Adjusted net income rose 30% year-over-year and adjusted net income per diluted share rose 22%. This resulted in a ROA of 72 basis points and an adjusted ROA of 135 basis points.

•	Fully tax equivalent net revenue of $88.0 million;

•	Reported and Adjusted EPS of $0.41 and $0.76 per share, respectively, on a fully diluted basis;

•	New loan portfolio grew sequentially at an annualized rate of 30% when excluding the impact of mortgage sales;

•	Record New loan fundings of $696.7 million during the quarter;

•	Demand deposits grew by $216.1 million, or 35% annualized, during the quarter;

•	Reported and Adjusted Efficiency ratio of 41.8% and 40.5%, respectively;

•	Reported and Adjusted ROA of 72 and 135 basis points, respectively; and

•	Tangible book value per share was $24.66.
The Company views certain non-operating items, including, but not limited to, merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as adjustments to net income. Non-operating adjustments for the fourth quarter of 2017 include $148 thousand of professional services expense related to the pending acquisition of Floridian Community Bank, $115 thousand of severance expense, $65 thousand of other operating expense related to Hurricane Irma, and $211 thousand gain on sale of investment securities. Additionally, the company recognized a one-time non-cash charge to the income statement of approximately $14.3 million due to revaluation of its deferred tax position pursuant to the TCJA which reduced the federal corporate tax rate from 35% to 21% beginning January 1, 2018.
The reconciliation of non-GAAP measures (including adjusted net income, adjusted efficiency ratio, adjusted ROA, tangible book value and tangible book value per share), which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.
Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “The fourth quarter was a strong end to a great 2017 for FCB, as we continued to differentiate ourselves as the leading independent bank in Florida with over $565 million of deposit growth and nearly $700 million of organic loan fundings. Additionally, we continue to deepen our footprint with the announcement of our pending acquisition of Floridian Community Bank that will further strengthen our presence in the Palm Beach market. We look to build on this momentum heading into 2018 in order to once again deliver strong results in the new year.”
Loan Portfolio and Composition
During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $479.6 million to $8.0 billion as of December 31, 2017, an increase of 6% from $7.5 billion as of September 30, 2017, and 20% from $6.6 billion as of December 31, 2016.
The Bank’s new loan portfolio totaled $7.7 billion as of December 31, 2017, an increase of 7% from $7.2 billion as of September 30, 2017 and 22% from $6.3 billion as of December 31, 2016. Loan growth during the quarter was a result of $696.7 million of organic new loan fundings, consisting of $305.8 million of commercial and industrial, $245.8 million of commercial real estate and $145.1 million of residential and consumer. Additionally, during the quarter, the Company sold $36.7 million of residential loans. As of December 31, 2017, new loans made up 96% of the total loan portfolio as compared to 96% and 94% as of September 30, 2017 and December 31, 2016, respectively.
The Bank’s acquired loan portfolio totaled $316.4 million as of December 31, 2017, a decrease of 5% from $333.7 million as of September 30, 2017 and a decrease of 16% from $375.5 million as of December 31, 2016. The decrease in the current quarter was primarily driven by scheduled loan amortization. As of December 31, 2017, acquired loans made up 4% of our total loan portfolio as compared to 4% and 6% as of September 30, 2017 and December 31, 2016, respectively.

Asset Quality
The provision for loan losses of $2.8 million recorded for the fourth quarter of 2017 includes a $3.2 million provision for new loans and net recoupment of valuation allowance of $0.4 million for the acquired loan portfolio. The provision for new loans served to increase the related allowance to $44.1 million, or 0.58% of the $7.7 billion in new loans outstanding. The nonperforming new loan ratio as of December 31, 2017 was 0.04%.
Deposits and Borrowings
Deposits totaled $8.7 billion as of December 31, 2017, an increase of 7% from $8.1 billion as of September 30, 2017 and an increase of 19% from $7.3 billion as of December 31, 2016. During the fourth quarter of 2017, demand deposits increased by $216.1 million, or 9%, from September 30, 2017 and increased by $780.4 million, or 41%, from December 31, 2016. Demand deposits represent 31% of total deposits as of December 31, 2017 as compared to 31% and 26% as of September 30, 2017 and December 31, 2016, respectively. The cost of deposits was 95 basis points for the quarter, representing a 7 basis point increase from the third quarter of 2017 and a 23 basis point increase from the fourth quarter of 2016. The primary driver of the increase over the periods is attributable to the Federal Reserve rate hikes in December 2016, March, June and December 2017.
Net Interest Margin and Net Interest Income
The net interest margin for the fourth quarter of 2017 was 3.13%, a decrease of four basis points from the third quarter of 2017 and a decrease of 28 basis points from the fourth quarter of 2016. The decrease from the third quarter of 2017 was due primarily to the 8 basis point increase in cost of interest-bearing liabilities partially offset by the 3 basis point increase in yield on interest-earning assets.
Net interest income totaled $78.1 million in the fourth quarter of 2017, an increase of 3% from $75.8 million in the third quarter of 2017 and an increase of 10% from $71.1 million in the fourth quarter of 2016. Interest income totaled $101.5 million for the fourth quarter of 2017, an increase of 5% from $96.8 million in the third quarter of 2017 and an increase of 19% from $85.6 million in the fourth quarter of 2016. Interest income from new loans increased by $4.9 million, or 7%, from the third quarter of 2017 due to yield expansion and continued growth in the new loan portfolio. Interest income on acquired loans decreased by $0.5 million, or 7%, from the third quarter due to balance runoff and a reduction in loan resolutions. Interest expense was $23.4 million for the fourth quarter of 2017, an increase of 11% from $21.0 million in the third quarter of 2017 and an increase of 61% from $14.5 million in the fourth quarter of 2016. The increase from the third quarter of 2017 was a result of an 8 basis point increase on cost of interest-bearing liabilities associated with increased time deposit duration as well as the impact of the June 2017 and December 2017 Federal Reserve rate hikes on deposit costs.
Noninterest Income and Noninterest Expense
Noninterest income totaled $7.7 million for the fourth quarter of 2017 as compared to $8.4 million for the third quarter of 2017 and $7.9 million for the fourth quarter of 2016. The primary components of noninterest income for the quarter were loan and other fees, bank-owned life insurance income and other noninterest income of $3.0 million, $1.4 million and $1.7 million, respectively.
Noninterest expense totaled $36.1 million for the fourth quarter of 2017, an increase of 2% from $35.2 million in the third quarter of 2017 and an increase of 7% from $33.6 million in the fourth quarter of 2016. For the quarter, the Company recorded non-operating expenses of $328 thousand consisting of $148 thousand of professional services expense related to the pending acquisition of Floridian Community Bank, $115 thousand of severance expense and $65 thousand of other operating expense related to Hurricane Irma.
Financial Position
Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.3%, 10.5% and 12.4% for the fourth quarter of 2017 respectively, compared to 10.6%, 10.6% and 12.7% for the third quarter of 2017, respectively. Stockholders’ equity totaled $1.18 billion as of December 31, 2017, an increase of 2.0% from $1.16 billion as of September 30, 2017 due to net income of $19.0 million and an increase of $9.5 million of additional paid-in capital partially offset by a decrease in accumulated other comprehensive income of $5.4 million. The Company did not repurchase common stock during the quarter. Tangible book value per common share is $24.66 as of December 31, 2017.

Conference Call
The Company will host a conference call today, Tuesday, January 23, 2018 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company's website, www.floridacommunitybank.com, by navigating to Investor Relations.
The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.
A telephonic replay of the conference call will be available through February 23, 2018, by dialing (877) 344-7529 and entering pass code 10115046.
The live broadcast of the conference call will also be available online at the Company's website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of FCB and Floridian Community. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite shareholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with FCB’s and Floridian Community’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which FCB and Floridian Community operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks; certain risks and important factors that could affect FCB's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.
Use of Non-GAAP Financial Measures
Adjusted net income, adjusted efficiency ratio, adjusted return-on-assets ("adjusted ROA"), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of adjusted net income and adjusted ROA, total net interest income, total noninterest income and total noninterest expense in the case of adjusted efficiency ratio, and total shareholders' equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of adjusted net income, adjusted efficiency ratio, and adjusted ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company's competitors. Neither Adjusted net income nor Adjusted ROA should be viewed as a substitute for net income, nor should Adjusted efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
About FCB Financial Holdings, Inc.
FCB Financial Holdings, Inc. (NYSE: FCB) is the largest community banking company and the second largest Florida-based independent bank, and among the most highly capitalized banks in the state. Awarded a five-star rating from Bauer Financial™, FCB assets are more than $10 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community-based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 46 full-service banking centers from east to west, and from Daytona Beach to Miami-Dade. For more information, visit FloridaCommunityBank.com., Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$80,830	$76,465	$71,516	$66,589	$68,583
Interest and dividends on investment securities	20,479	20,215	18,921	18,561	16,907
Other interest income	181	136	136	72	90
Total interest income	101,490	96,816	90,573	85,222	85,580
Interest expense:
Interest on deposits	19,789	17,134	15,625	13,518	12,960
Interest on borrowings	3,587	3,901	3,061	2,034	1,554
Total interest expense	23,376	21,035	18,686	15,552	14,514
Net interest income	78,114	75,781	71,887	69,670	71,066
Provision for loan losses	2,786	2,871	2,115	1,643	2,249
Net interest income after provision for loan losses	75,328	72,910	69,772	68,027	68,817
Noninterest income:
Service charges and fees	978	941	902	915	935
Loan and other fees	3,041	2,831	3,048	2,495	2,488
Bank-owned life insurance income	1,397	1,422	1,414	1,414	1,333
Income from resolution of acquired assets	425	466	320	762	1,135
Gain (loss) on sales of other real estate owned	(55)	(143)	(23)	45	209
Gain (loss) on investment securities	211	690	255	777	800
Other noninterest income	1,734	2,218	2,957	3,579	1,019
Total noninterest income	7,731	8,425	8,873	9,987	7,919
Noninterest expense:
Salaries and employee benefits	21,987	20,860	21,486	20,497	19,261
Occupancy and equipment expenses	3,447	3,283	3,336	3,397	3,505
Loan and other real estate related expenses	371	837	1,188	1,227	1,467
Professional services	1,690	1,390	1,508	1,352	1,585
Data processing and network	3,113	3,397	3,090	2,965	2,920
Regulatory assessments and insurance	2,280	2,330	2,184	2,177	2,055
Amortization of intangibles	255	256	256	256	256
Marketing and promotions	1,164	1,130	947	1,346	730
Other operating expenses	1,812	1,756	1,257	1,867	1,867
Total noninterest expense	36,119	35,239	35,252	35,084	33,646
Income before income tax expense	46,940	46,096	43,393	42,930	43,090
Income tax expense	27,976	13,936	8,312	3,941	15,194
Net income	$18,964	$32,160	$35,081	$38,989	$27,896
Earnings per share:
Basic	$0.43	$0.74	$0.82	$0.93	$0.68
Diluted	$0.41	$0.70	$0.76	$0.86	$0.64
Weighted average shares outstanding:
Basic	43,797,291	43,333,947	42,659,101	41,730,610	40,911,326
Diluted	46,565,439	46,189,468	46,042,552	45,573,213	43,728,282

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Assets:
Cash and due from banks	$60,787	$62,695	$62,578	$70,908	$52,903
Interest-earning deposits in other banks	55,134	49,732	37,424	62,929	30,973
Investment securities:
Available for sale securities, at fair value	2,120,803	2,102,711	2,046,488	1,976,252	1,876,434
Federal Home Loan Bank and other bank stock, at cost	56,881	61,838	68,372	55,652	51,656
Total investment securities	2,177,684	2,164,549	2,114,860	2,031,904	1,928,090
Loans held for sale	12,736	13,503	24,145	21,251	20,220
Loans:
New loans	7,661,385	7,164,480	6,900,380	6,552,214	6,259,406
Acquired loans	316,399	333,725	351,021	366,156	375,488
Allowance for loan losses	(47,145)	(44,291)	(41,334)	(39,431)	(37,897)
Loans, net	7,930,639	7,453,914	7,210,067	6,878,939	6,596,997
Premises and equipment, net	36,144	35,741	36,111	36,278	36,652
Other real estate owned	14,906	17,599	18,540	18,761	19,228
Goodwill and other intangible assets	84,872	85,127	85,383	85,639	85,895
Deferred tax assets, net	27,043	51,521	50,612	56,178	61,391
Bank-owned life insurance	201,069	199,672	198,250	198,089	198,438
Other assets	76,065	95,279	63,422	72,346	59,347
Total assets	$10,677,079	$10,229,332	$9,901,392	$9,533,222	$9,090,134
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$1,236,685	$1,242,562	$1,135,922	$1,069,745	$905,905
Interest-bearing	4,830,525	4,486,085	4,489,554	4,571,833	4,183,972
Total transaction accounts	6,067,210	5,728,647	5,625,476	5,641,578	5,089,877
Time deposits	2,606,717	2,377,446	2,069,714	2,032,793	2,215,794
Total deposits	8,673,927	8,106,093	7,695,190	7,674,371	7,305,671
Borrowings	749,113	874,222	1,019,494	739,519	751,103
Other liabilities	74,867	92,944	69,430	64,085	50,919
Total liabilities	9,497,907	9,073,259	8,784,114	8,477,975	8,107,693

Stockholders’ Equity:
Class A common stock	47	46	46	45	44
Class B common stock	—	—	—	—	—
Additional paid-in capital	933,960	924,462	916,360	898,394	875,314
Retained earnings	313,645	294,681	262,521	227,440	188,451
Accumulated other comprehensive income (loss)	8,893	14,257	15,724	6,741	(3,995)
Treasury stock, at cost	(77,373)	(77,373)	(77,373)	(77,373)	(77,373)
Total stockholders’ equity	1,179,172	1,156,073	1,117,278	1,055,247	982,441
Total liabilities and stockholders’ equity	$10,677,079	$10,229,332	$9,901,392	$9,533,222	$9,090,134

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Key Metrics
(Unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Performance Ratios:
Interest rate spread	2.85%	2.90%	2.92%	3.03%	3.22%
Net interest margin	3.13%	3.17%	3.16%	3.24%	3.41%
Return on average assets	0.72%	1.28%	1.47%	1.72%	1.26%
Return on average equity	6.41%	11.21%	12.95%	15.58%	11.36%
Efficiency ratio (company level)	41.78%	41.54%	43.33%	43.72%	42.27%
Average interest-earning assets to average interest-bearing liabilities	125.00%	124.57%	123.38%	121.19%	120.75%
Loans receivable to deposits	91.97%	92.50%	94.23%	90.15%	90.82%
Yield on interest-earning assets	4.02%	3.99%	3.93%	3.90%	4.06%
Cost of interest-bearing liabilities	1.17%	1.09%	1.01%	0.87%	0.84%
Asset and Credit Quality Ratios - Total loans:
Nonperforming loans to loans receivable	0.21%	0.28%	0.22%	0.24%	0.39%
Nonperforming assets to total assets	0.29%	0.38%	0.35%	0.37%	0.50%
ALL to nonperforming assets	150.41%	114.60%	120.11%	111.81%	84.08%
ALL to total gross loans	0.59%	0.59%	0.57%	0.57%	0.57%
Asset and Credit Quality Ratios - New Loans:
Nonperforming new loans to new loans receivable	0.04%	0.05%	0.02%	0.02%	0.04%
New loan ALL to total gross new loans	0.58%	0.57%	0.55%	0.54%	0.54%
Asset and Credit Quality Ratios - Acquired Loans:
Nonperforming acquired loans to acquired loans receivable	4.15%	5.23%	4.05%	4.15%	6.18%
Acquired loan ALL to total gross acquired loans	0.95%	1.01%	1.06%	1.11%	1.16%
Capital Ratios (Company):
Average equity to average total assets	11.3%	11.4%	11.3%	11.0%	11.1%
Tangible average equity to tangible average assets (1)	10.6%	10.6%	10.5%	10.2%	10.2%
Tangible common equity ratio (1)	10.3%	10.6%	10.5%	10.3%	10.0%
Tier 1 leverage ratio	10.5%	10.6%	10.6%	10.5%	10.3%
Tier 1 risk-based capital ratio	11.9%	12.2%	12.3%	12.2%	11.9%
Total risk-based capital ratio	12.4%	12.7%	12.9%	12.8%	12.5%
Capital Ratios (Bank):
Average equity to average total assets	10.1%	10.2%	10.1%	10.0%	10.2%
Tangible common equity ratio	9.0%	9.3%	9.3%	9.1%	9.0%
Tier 1 leverage ratio	9.2%	9.4%	9.3%	9.3%	9.3%
Tier 1 risk-based capital ratio	10.4%	10.8%	10.9%	10.9%	10.9%
Total risk-based capital ratio	11.0%	11.4%	11.4%	11.5%	11.4%

(1) See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Loan Composition
(Unaudited)

	As of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
New Loans:
Commercial real estate	$2,103,788	$1,934,246	$1,811,977	$1,703,790	$1,438,427
Owner-occupied commercial real estate	987,781	933,439	856,050	790,062	769,814
1-4 single family residential	2,185,362	2,126,006	2,133,883	2,084,966	2,012,856
Construction, land and development	684,462	682,354	706,866	627,894	651,253
Home equity loans and lines of credit	59,636	52,945	47,686	50,815	49,819
Total real estate loans	$6,021,029	$5,728,990	$5,556,462	$5,257,527	$4,922,169
Commercial and industrial	1,634,372	1,431,445	1,339,591	1,290,456	1,332,869
Consumer	5,984	4,045	4,327	4,231	4,368
Total new loans	$7,661,385	$7,164,480	$6,900,380	$6,552,214	$6,259,406

Acquired ASC 310-30 Loans:
Commercial real estate	$104,335	$111,416	$120,781	$129,317	$130,628
1-4 single family residential	27,513	28,044	28,792	30,115	31,476
Construction, land and development	13,167	13,791	15,060	15,912	17,657
Total real estate loans	$145,015	$153,251	$164,633	$175,344	$179,761
Commercial and industrial	12,631	13,145	13,612	14,234	15,147
Consumer	1,423	1,447	1,478	1,554	1,681
Total Acquired ASC 310-30 Loans	$159,069	$167,843	$179,723	$191,132	$196,589

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$37,736	$37,896	$38,043	$38,352	$38,786
Owner-occupied commercial real estate	16,100	18,097	18,266	18,465	18,477
1-4 single family residential	57,695	60,374	62,485	64,669	66,854
Construction, land and development	5,889	5,890	5,890	5,890	6,338
Home equity loans and lines of credit	34,589	38,007	40,809	41,835	42,295
Total real estate loans	$152,009	$160,264	$165,493	$169,211	$172,750
Commercial and industrial	5,062	5,284	5,499	5,487	5,815
Consumer	259	334	306	326	334
Total Acquired Non-ASC 310-30 Loans	$157,330	$165,882	$171,298	$175,024	$178,899
Total loans	$7,977,784	$7,498,205	$7,251,401	$6,918,370	$6,634,894

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Deposit Composition
(Unaudited)

	As of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,236,685	$1,242,562	$1,135,922	$1,069,745	$905,905
Interest-bearing demand deposits	1,454,097	1,232,116	1,117,280	1,057,539	1,004,452
Interest-bearing NOW accounts	363,191	368,796	401,845	422,329	398,823
Savings and money market accounts	3,013,237	2,885,173	2,970,429	3,091,965	2,780,697
Time deposits	2,606,717	2,377,446	2,069,714	2,032,793	2,215,794
Total deposits	$8,673,927	$8,106,093	$7,695,190	$7,674,371	$7,305,671

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended
	December 31, 2017			September 30, 2017
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$53,967	$181	1.33%	$39,646	$136	1.36%
New loans (4)	7,357,646	74,573	3.97%	6,982,158	69,709	3.91%
Acquired loans (4)(5)	321,297	6,257	7.79%	341,056	6,756	7.92%
Investment securities	2,171,964	20,479	3.69%	2,134,162	20,215	3.71%
Total interest-earning assets	$9,904,874	$101,490	4.02%	$9,497,022	$96,816	3.99%
Non-earning assets:
Noninterest-earning assets	477,169			473,981
Total assets	$10,382,043			$9,971,003
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,362,608	$3,226	0.94%	$1,147,669	$2,694	0.93%
Interest-bearing NOW accounts	342,094	672	0.78%	398,322	763	0.76%
Savings and money market accounts	2,847,328	7,361	1.03%	2,885,716	6,901	0.95%
Time deposits (6)	2,476,022	8,530	1.37%	2,161,905	6,776	1.24%
FHLB advances and other borrowings (6)	895,618	3,587	1.57%	1,030,437	3,901	1.48%
Total interest-bearing liabilities	$7,923,670	$23,376	1.17%	$7,624,049	$21,035	1.09%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,225,896			$1,149,981
Other liabilities	58,989			59,139
Stockholders’ equity	1,173,488			1,137,834
Total liabilities and stockholders’ equity	$10,382,043			$9,971,003
Net interest income		$78,114			$75,781
Net interest spread			2.85%			2.90%
Net interest margin			3.13%			3.17%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended December 31,
	2017			2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$53,967	$181	1.33%	$63,533	$90	0.56%
New loans (4)	7,357,646	74,573	3.97%	5,982,383	54,025	3.53%
Acquired loans (4)(5)	321,297	6,257	7.79%	409,681	14,558	14.21%
Investment securities	2,171,964	20,479	3.69%	1,815,854	16,907	3.64%
Total interest-earning assets	$9,904,874	$101,490	4.02%	$8,271,451	$85,580	4.06%
Non-earning assets:
Noninterest-earning assets	477,169			493,487
Total assets	$10,382,043			$8,764,938
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,362,608	$3,226	0.94%	$999,239	$1,531	0.61%
Interest-bearing NOW accounts	342,094	672	0.78%	385,979	347	0.36%
Savings and money market accounts	2,847,328	7,361	1.03%	2,662,325	4,424	0.66%
Time deposits (6)	2,476,022	8,530	1.37%	2,253,993	6,658	1.17%
FHLB advances and other borrowings (6)	895,618	3,587	1.57%	548,290	1,554	1.11%
Total interest-bearing liabilities	$7,923,670	$23,376	1.17%	$6,849,826	$14,514	0.84%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,225,896			$880,828
Other liabilities	58,989			59,740
Stockholders’ equity	1,173,488			974,544
Total liabilities and stockholders’ equity	$10,382,043			$8,764,938
Net interest income		$78,114			$71,066
Net interest spread			2.85%			3.22%
Net interest margin			3.13%			3.41%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

	Years Ended December 31,
	2017			2016
	Average Balance (1)	Interest/ Expense (2)	Yield/Rate	Average Balance (1)	Interest/ Expense (2)	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$44,711	$525	1.17%	$78,496	$349	0.44%
New loans (3)	6,847,577	267,548	3.85%	5,421,058	192,642	3.50%
Acquired loans (3)(4)	346,451	27,852	8.04%	480,129	65,619	13.67%
Investment securities	2,079,977	78,176	3.71%	1,657,610	60,706	3.61%
Total interest-earning assets	$9,318,716	$374,101	3.96%	$7,637,293	$319,316	4.13%
Non-earning assets:
Noninterest-earning assets	473,004			482,868
Total assets	$9,791,720			$8,120,161
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,150,274	$9,920	0.86%	$767,788	$4,211	0.55%
Interest-bearing NOW accounts	391,017	2,546	0.65%	412,745	1,538	0.37%
Savings and money market accounts	2,899,330	26,235	0.90%	2,327,175	14,617	0.63%
Time deposits (5)	2,199,677	27,365	1.24%	2,075,196	23,963	1.15%
FHLB advances and other borrowings (5)	899,287	12,583	1.38%	783,241	7,271	0.92%
Total interest-bearing liabilities	$7,539,585	$78,649	1.04%	$6,366,145	$51,600	0.84%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,098,831			$764,383
Other liabilities	49,596			64,438
Stockholders’ equity	1,103,708			925,195
Total liabilities and stockholders’ equity	$9,791,720			$8,120,161
Net interest income		$295,452			$267,716
Net interest spread			2.92%			3.29%
Net interest margin			3.17%			3.51%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Includes loans on non-accrual status.
(4) Net of allowance for loan losses.
(5) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Net Income
(Unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Net Income	$18,964	$32,160	$35,081	$38,989	$27,896
Pre-tax Adjustments
Noninterest income
Less: Gain on investment securities	211	690	255	777	800
Noninterest expenses
Salaries and employee benefits	115	51	223	56	132
Occupancy and equipment	—	—	—	—	43
Loan and other real estate related expenses	—	—	—	—	—
Professional services	148	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	65	125	21	12	66
Taxes
Tax Effect of adjustments (1)	16,212	2,541	(2,534)	(9,147)	(160)
Adjusted Net Income	$35,293	$34,187	$32,536	$29,133	$27,177

Average assets	$10,382,043	$9,971,003	$9,602,354	$9,196,483	$8,764,938
ROA (2)	0.72%	1.28%	1.47%	1.72%	1.26%
Adjusted ROA (3)	1.35%	1.36%	1.36%	1.28%	1.23%

(1) Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items. Adjusted tax rate of 36% in 2016 and 20-25% for full-year 2017.
(2) Return on assets: Annualized net income / average assets
(3) Adjusted return on assets: Annualized adjusted net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Efficiency Ratio
(Unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Reported: Net interest income	$78,114	$75,781	$71,887	$69,670	$71,066
FTE adjustment	1,245	1,357	1,348	1,288	1,132
Adjusted net interest income	$79,359	$77,138	$73,235	$70,958	$72,198

Reported: Noninterest income	$7,731	$8,425	$8,873	$9,987	$7,919
FTE adjustment	879	894	904	904	852
Less: Gain on investment securities	211	690	255	777	800
Adjusted noninterest income	$8,399	$8,629	$9,522	$10,114	$7,971
Reported: Noninterest expense	$36,119	$35,239	$35,252	$35,084	$33,646
Less:
Salaries and employee benefits	115	51	223	56	132
Occupancy and equipment	—	—	—	—	43
Loan and other real estate related expenses	—	—	—	—	—
Professional services	148	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	65	125	21	12	66
Adjusted noninterest expense	$35,791	$35,063	$35,008	$35,016	$33,405
Efficiency ratio (1)	41.78%	41.54%	43.33%	43.72%	42.27%
Adjusted efficiency ratio (2)	40.49%	40.58%	41.99%	42.88%	41.35%

(1) Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2) Adjusted efficiency ratio: Adjusted noninterest expense less amortization of intangibles / (adjusted noninterest income + adjusted net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands, except share and per share data)
Total assets	$10,677,079	$10,229,332	$9,901,392	$9,533,222	$9,090,134
Less:
Goodwill and other intangible assets	84,872	85,127	85,383	85,639	85,895
Tangible assets	$10,592,207	$10,144,205	$9,816,009	$9,447,583	$9,004,239
Total stockholders’ equity	$1,179,172	$1,156,073	$1,117,278	$1,055,247	$982,441
Less:
Goodwill and other intangible assets	84,872	85,127	85,383	85,639	85,895
Tangible stockholders’ equity	$1,094,300	$1,070,946	$1,031,895	$969,608	$896,546
Shares outstanding	44,380,580	43,728,302	43,208,418	42,432,062	41,157,571
Tangible book value per share	$24.66	$24.49	$23.88	$22.85	$21.78
Average assets	$10,382,043	$9,971,003	$9,602,354	$9,196,483	$8,764,938
Average equity	$1,173,488	$1,137,834	$1,086,554	$1,014,839	$974,544
Average goodwill and other intangible assets	$84,996	$85,257	$85,511	$85,766	$86,029
Tangible average equity to tangible average assets	10.6%	10.6%	10.5%	10.2%	10.2%
Tangible common equity ratio	10.3%	10.6%	10.5%	10.3%	10.0%

For questions please contact:
Matthew Paluch
305-668-5420
IR@fcb1923.com